UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported):

May 21, 2019

MONRO, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MNRO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

On May 21, 2019, Monro, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year ended March 30, 2019 and provided its guidance for fiscal 2020. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Voluntary Disclosure of Other Events

The Company announced that its Board of Directors initiated an increased cash dividend for fiscal 2020 of $.88 and declared a cash dividend for the first quarter of fiscal 2020 of $.22 per share on the Company’s outstanding shares of common stock. Further details are contained in the press release furnished as Exhibit 99.1.

The Company also confirmed that, in the first quarter of fiscal 2020, it completed the previously announced acquisition of 40 retail stores and one distribution center in California and 12 retail stores in Louisiana. Each acquisition represented entry into a new state for the Company. Further details of these acquisitions are contained in the press release furnished as Exhibit 99.1.

The Company will hold its 2019 Annual Meeting of Shareholders on Tuesday, August 13, 2019 at 9:00 a.m. at the Strathallan Hotel in Rochester, New York. The record date for the Annual Meeting is June 24, 2019.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release, dated May 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO, INC.
(Registrant)

May 22, 2019	By: /s/ Maureen E. Mulholland
Maureen E. Mulholland,
Senior Vice President – General Counsel and Secretary